Exhibit 99.1

Rock-Tenn Company Registration Statement on Form S-4 Declared Effective; RockTenn and Smurfit-Stone Joint Proxy Statement/Prospectus to Be Mailed on or about April 29, 2011

NORCROSS, Ga.--(BUSINESS WIRE)--April 27, 2011--Rock-Tenn Company (NYSE: RKT) and Smurfit-Stone Container Corporation (NYSE: SSCC) today announced that the Securities and Exchange Commission has declared effective the Form S-4 Registration Statement concerning the agreement and plan of merger between them. The Joint Proxy Statement/Prospectus contained in the registration statement will be mailed on or about April 29, 2011 to RockTenn shareholders and Smurfit-Stone stockholders of record as of April 8, 2011.

The issuance of RockTenn shares of common stock in connection with the merger is subject to the approval of RockTenn shareholders. RockTenn shareholders will vote at a special meeting of RockTenn shareholders on May 27, 2011 at 9:00 a.m., Eastern time, at the Grand Hyatt Atlanta at 3300 Peachtree Road, N.E., Atlanta, Georgia 30305. In addition, the approval and adoption of the merger agreement is subject to the approval of Smurfit-Stone stockholders. Smurfit-Stone stockholders will vote at a special meeting of stockholders of Smurfit-Stone on May 27, 2011 at 9:00 a.m., Central time, at 6 City Place Drive, Creve Coeur, Missouri 63141.

As of the date of this press release, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired and certain other designated competition-related regulatory approvals required for closing the merger have been obtained. Accordingly, the parties expect to close the proposed merger transaction soon after the companies conduct their special meetings and receive the requisite shareholder approvals.

About RockTenn

RockTenn (NYSE:RKT) is one of North America’s leading manufacturers of paperboard, containerboard and consumer and corrugated packaging, with annual net sales of $3 billion. RockTenn’s 10,000 employees are committed to exceeding their customers’ expectations — every time. The Company operates locations in the United States, Canada, Mexico, Chile and Argentina. For more information, visit www.rocktenn.com.

About Smurfit-Stone Container Corporation

Smurfit-Stone (NYSE:SSCC) is one of the industry’s leading integrated containerboard and corrugated packaging producers and one of the world’s largest paper recyclers. The Company is a member of the Sustainable Forestry Initiative®. Smurfit-Stone generated revenue of $6.3 billion in 2010; has led the industry in safety every year since 2001; and conducts its business in compliance with the environmental, health and safety principles of the American Forest & Paper Association.

Additional Information and Where to Find It

In connection with the proposed transaction, RockTenn and Smurfit-Stone Container Corporation have made various filings with the Securities and Exchange Commission (the “SEC”), including the filing by RockTenn of a registration statement on Form S-4 that includes a joint proxy statement/prospectus of RockTenn and Smurfit-Stone Container Corporation that also constitutes a prospectus of RockTenn.

RockTenn shareholders and Smurfit-Stone Container Corporation stockholders are urged to read the registration statement on Form S-4 and the related joint proxy statement/prospectus, as well as other documents filed with the SEC, because they contain important information. The final joint proxy statement/prospectus will be mailed to shareholders of RockTenn and stockholders of Smurfit-Stone. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov, or by contacting RockTenn Investor Relations at 678-291-7900 or Smurfit-Stone Container Corporation Investor Relations at 314-656-5553.

Participants in the Merger Solicitation

RockTenn, Smurfit-Stone Container Corporation and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning RockTenn’s executive officers and directors is set forth in its definitive proxy statement filed with the SEC on December 17, 2010. Information concerning Smurfit-Stone Container Corporation’s executive officers and directors is set forth in its Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on February 15, 2011, as amended by Smurfit-Stone’s Annual Report on Form 10-K/A filed on March 29, 2011. Additional information regarding the interests of participants of RockTenn and Smurfit-Stone Container Corporation in the solicitation of proxies in respect of the transaction will be included in the above-referenced registration statement on Form S-4 and joint proxy statement/prospectus when it becomes available. You can obtain free copies of these documents from RockTenn and Smurfit-Stone Container Corporation using the contact information below.

CONTACT:
RockTenn
John Stakel, 678-291-7900
VP-Treasurer
www.rocktenn.com
or
Smurfit-Stone Container Corporation
Lisa Esneault, 314-656-5827
Director of Communications and Public Affairs
www.smurfit-stone.com